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                                                                     EXHIBIT 4.8


                               WARRANT CERTIFICATE


THE WARRANT REPRESENTED BY THIS CERTIFICATE (THE "WARRANT") HAS BEEN (I) ACQUIRED FOR INVESTMENT AND (II) ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THE WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF, CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED, OTHER THAN PURSUANT TO (I) AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION THAT IS OTHERWISE IN COMPLIANCE WITH THE ACT AND (II) EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE ISSUER SHALL BE ENTITLED TO RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH SUCH LAWS.


NO. 2                                                             JUNE 16, 1999


                   VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
                                ON JUNE 30, 2009
                             (THE "EXPIRATION DATE")


                          PROACTIVE TECHNOLOGIES, INC.

                               WARRANT CERTIFICATE


         THIS CERTIFIES THAT, for value received, GALLAND, KHARASCH, GREENBERG, FELLMAN AND SWIRSKY, P.C., is the owner of a Warrant that, subject to the terms of this Warrant Certificate, entitles the Holder to purchase up to Four Hundred Thousand (400,000) fully paid and non-assessable shares (the "Shares") of the common stock, $0.04 par value per share (the "Common Stock"), of Proactive Technologies, Inc., a Delaware corporation (the "Company"), as described in paragraph 6 below, at the purchase price of seventy-five cents ($0.75) per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto, duly executed, at any time prior to the Expiration Date.

         1.       REGISTRATION. The Warrant has been numbered and registered in a warrant register (the "Warrant Register"). The Company shall treat the Holder of the Warrant as set forth in the Warrant Register as the owner in fact thereof for all purposes. The Company is not liable for any registration or transfer of any Warrant that is registered or any Warrant that will become registered in the name of a fiduciary or its nominee unless the Company has actual knowledge that a fiduciary or its nominee is committing a breach of trust by requesting such registration or transfer or has actual knowledge of such facts that its participation therein amounts to bad faith.
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         2.       RIGHT TO PIGGYBACK. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

         (a) promptly give to the Holder written notice thereof, including notice deadlines; and

         (b) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 3 below, and in any underwriting involved therein, all the securities granted under this Warrant Certificate ("Unregistered Securities") specified in a written request or requests, made by the Holder and received by the Company within seven (7) days after the written notice from the Company described in clause (a) above is mailed or delivered by the Company. Such written request may specify all or a part of the Holder's Unregistered Securities granted but no less than 25% of the Holder's Unregistered Securities.

         3. UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2(a). In such event, the right of the Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Unregistered Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Unregistered Securities from, or limit the number of Unregistered Securities to be included in, the registration and underwriting. The Company shall so advise the Holder of securities if requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter in proportionate fractions to the number of shares presented by all holders. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Unregistered Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration and if the number of shares of securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons



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requesting additional inclusion in proportionate fractions to the number of shares presented by all holders.

         4. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the Holder and other holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         5. TRANSFER OF WARRANT. The Warrant is transferable on the books of the Company only upon delivery of the Warrant to the Company, duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official certified copy thereof, shall be deposited with the Company. Should an executor, administrator, guardian or other legal representative of a Holder effect such a transfer, then duly authenticated evidence of its authority must be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company agrees to deliver a new Warrant or Warrants to the persons entitled thereto. Notwithstanding the foregoing, the Company has no obligation to transfer the name of the Holder on its books to any person, unless the Holder furnishes the Company evidence of compliance with the Act, in accordance with the provisions of Section 9 hereof.

         6. PERIOD OF EXERCISE. The Exercise Price and the number of Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 11 hereof. No rights to purchase Shares hereunder shall arise until the Board of Directors of the Company approves the grant of this Warrant and, after such approval, this Warrant shall be exercisable for the Shares up to the Expiration Date. This Warrant shall expire and no longer be exercisable on and after 5:00 p.m., June 30, 2009.

         7. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Holder in whole or in part (but not as to a fractional Share), by surrendering the Warrant to the Company or its duly authorized agent, with the Form of Election to Purchase, a copy of which is attached hereto, duly completed and signed, and upon paying to the Company the Exercise Price, as may be adjusted in accordance with the provisions of Section 11 hereof, for the number of Shares for which this Warrant is exercised. Payment of such Exercise Price may be made (a) in cash; or (b) by certified check, bank draft or drawn postal, express money order payable to the order of the Company. Upon the surrender of this Warrant, payment of the Exercise Price as described above and payment of all tax obligations as described in Section 8 below, the Company agrees to cause to be issued and delivered with all reasonable dispatch to or upon the written order of the registered Holder and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 12 hereof) in such name or names as such registered Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 13 hereof, in respect of any fractional Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of this Warrant, payment of the Exercise Price as described above and payment of all tax obligations as described in Section 8 hereof; provided, however, that if, at the date of surrender of this Warrant and payment of the Exercise Price and taxes the transfer books for the


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Common Stock or other class of stock purchasable upon the exercise of this
Warrant shall be closed, the certificates for the Shares for which this Warrant is exercised shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificates for such Shares; and provided further, however, that the transfer books shall not be closed at any one time for a period longer than twenty (20) consecutive calendar days unless otherwise required by law.

         8. PAYMENT OF TAXES. The Holder agrees to pay all documentary stamp taxes (whether federal, state or local) attributable to the exercise of this Warrant and the issuance of Shares upon such exercise by delivery of cash or a certified check payable to the Company in the amount of all such taxes. In addition, as a condition to the exercise of the Warrant, the Company may require the Holder to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of this Warrant. Such payment or reimbursement shall be in the manner set forth in this Section 8.

         9. MUTILATED OR MISSING WARRANTS. Should this Warrant be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for, and upon cancellation of, the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor representing an equivalent right or interest. The Company shall issue and deliver such new Warrant only upon receipt of evidence reasonably satisfactory to the Company, if requested, of such loss, theft or destruction of such Warrant and a reasonable indemnity. Applicants for such substitute Warrants also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         10. RESERVATION OF COMMON STOCK, ETC. The Company has reserved out of the authorized and unissued shares of the Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares of the Common Stock as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes. Any Warrant surrendered in the exercise of the rights hereby evidenced shall be cancelled, and such cancelled Warrant shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrant. No shares of Common Stock shall be subject to reservation concerning any Warrant not exercised on or prior to the Expiration Date.

         11. ADJUSTMENTS OF WARRANT PRICE AND NUMBER AND KIND OF SHARES. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events subsequent to the date hereof.

         (a) In case the Company shall (i) pay a dividend in shares of its capital stock or make a distribution in shares of its capital stock (whether of the Common Stock or of any other class of capital stock), (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, then the number of Shares (calculated immediately


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                  prior to such change) shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the total number of shares of Common Stock of the Company by reason of such change, and the Exercise Price of the Shares after such change shall, in the case of an increase in the number of shares of Common Stock, be proportionately reduced, and, in case of a decrease in the total number of shares of Common Stock, be proportionately increased. An adjustment made pursuant to this Paragraph (a) of this Section 11 shall become effective immediately after the record date for determining stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution in shares of the Company's capital stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Paragraph (a) of this Section 11, the Holder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall in good faith determine the allocation of the adjusted exercise price between or among shares of such classes of capital stock.

         (b) No adjustment in the Exercise Price shall be required unless and until such adjustments would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments that by reason of this Paragraph (b) of this Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest whole Share, as the case may be.

         (c) If at any time as a result of any adjustment made pursuant to Paragraph (a) of this Section 11, the Holder of this Warrant shall become entitled to receive any shares of the Company's capital stock other than Common Stock, then the number of such other shares receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in Paragraphs (a) through (c), inclusive, of this Section 11.

         (d) Irrespective of any adjustments in the Exercise Price or the number or kind of Shares or shares of other capital stock of the Company or of others purchasable upon exercise of this Warrant, any warrants theretofore or thereafter issued may continue to express the same price and number and kind of Shares or shares of other capital stock of the Company as are stated in such warrants when initially issued.

         12. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Neither this Warrant nor the Shares have been registered under the Act in reliance on exemption from such registration requirements provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and under exemptions provided by applicable state securities laws. The Holder, by its acceptance hereof, covenants and agrees that it will not transfer or dispose of this Warrant or any of the Shares except pursuant to (a) an effective registration statement filed under the Act or (b) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from


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the registration requirements under the Act and applicable state securities laws is available and otherwise in accordance with the conditions set forth in
Section 5 hereof.

         13. FRACTIONAL INTERESTS. No fractional shares of the Common Stock will be issued upon the exercise of this Warrant or any future Warrants issued in replacement hereof, but in lieu thereof a cash payment will be made to the Holder.

         14. RIGHTS OF WARRANT HOLDERS. No Holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company that may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable to such Holder.



                             [Signatures Next Page]



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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed under seal and delivered as of the date and year first written above.


                                       PROACTIVE TECHNOLOGIES, INC.



                                       BY:   /s/  C.B. Lance
                                            -----------------------------------
                                            PRESIDENT


[CORPORATE SEAL]


Attest:  /s/  Judy Gordon
       -----------------------------
         Secretary



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                          FORM OF ELECTION TO PURCHASE


TO:      Proactive Technologies, Inc.
         3343 Peachtree Road, N.E.
         Suite 530
         Atlanta, Georgia  30326

         Pursuant to the Warrant Certificate (herein called the "Certificate"), dated as of June 16, 1999, granted by Proactive Technologies, Inc. (the "Company") to Galland, Kharasch, Greenberg, Fellman and Swirsky, P.C.("GKGFS"). GKGFS hereby gives notice that it elects to exercise the warrant granted under the Certificate with respect to ______ shares of the common stock of the Company as of the date on which this notice is delivered to the Company, and accordingly hereby agrees to purchase such shares at the price and on the terms established under the Certificate. Full payment for such shares is enclosed. Such payment consists of:

         __________                 Cash
         __________                 Check

         GKGFS hereby represents and warrants that it is purchasing such shares for investment purposes only and not with a view to distribution or resale.

         GKGFS hereby agrees that the warrant granted under the Certificate shall be deemed to have been exercised to the extent specified in this notice on the exercise date below the authorizing signature, and GKGFS hereby warrants that on such date this notice was delivered to the Company.

                                                  Sincerely,


                                                  -----------------------------
                                                  Title:




DATED:
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